UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

PRESIDIO PROPERTY TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Presidio Property Trust, Inc., a Maryland corporation (“Presidio”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with Presidio’s solicitation of proxies from its stockholders in connection with its 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”).

Letter from Presidio to its Stockholders First Made Available on June 3, 2024

Attached hereto is a letter from Presidio to its stockholders first made available by Presidio on June 3, 2024. The attached letter is being sent from Presidio to stockholders that Presidio believes, at the time the letter is being sent, have not yet voted their shares of Presidio common stock in connection with the 2024 Annual Meeting.

Additional Information and Where to Find It

On May 10, 2024, Presidio filed a definitive proxy statement on Schedule 14A and an accompanying proxy card with the SEC in connection with the solicitation of proxies from Presidio’s stockholders in connection with the matters to be considered at the 2024 Annual Meeting. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED BY PRESIDIO WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, the accompanying proxy card, and other documents filed by Presidio with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Investor Relations section of Presidio’s corporate website at www.presidiopt.com, by writing to Presidio’s Secretary at Presidio Property Trust, Inc., 4995 Murphy Canyon Road, Suite 300, San Diego, California 92123, or by contacting Presidio at (760) 471-8536.

Certain Participant Information

Presidio, members of its Board of Directors, and certain of its executive officers are “participants” in the solicitation of proxies from Presidio’s stockholders in connection with the 2024 Annual Meeting. Information regarding Presidio’s Board of Directors and executive officers and their respective direct and indirect interests in Presidio, by security holdings or otherwise, is set forth in Presidio’s definitive proxy statement for the 2024 Annual Meeting, which was filed with the SEC on May 10, 2024. To the extent such ownership interests have changed or subsequently change, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4, or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

TIME IS SHORT AND IMMEDIATE ACTION IS NEEDED!

YOUR SHARES OF PRESIDIO PROPERTY TRUST, INC. ARE CURRENTLY UNVOTED

Dear Presidio Property Trust, Inc. Stockholder,

The 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) of Presidio Property Trust, Inc. (“Presidio”) is scheduled to be held on June 27, 2024, at 8:30 A.M. Pacific Time, in virtual format only.

You are receiving this reminder letter because your votes were not yet processed at the time that this letter was mailed. If you have already voted on a proxy card sent to you by Presidio, we thank you for your vote. If not or if you are unsure if you previously voted your shares, please ensure your shares are voted at the 2024 Annual Meeting by voting on the enclosed proxy card.

****PLEASE VOTE YOUR PROXY CARD TODAY****

Presidio recommends that you vote your proxy card TODAY, so your shares can be tabulated prior to the 2024 Annual Meeting scheduled to be held on June 27, 2024. Instructions on how to vote your shares over the telephone or Internet are enclosed with this letter.

Your vote is extremely important regardless of how many or how few shares you own.

Presidio stockholders with any questions or requiring assistance in voting their proxy card may contact Morrow Sodali, Presidio’s proxy solicitation firm, at:

509 Madison Avenue Suite 1206

New York, NY 10022

Stockholders Call Toll Free: (800) 662-5200

Banks, Brokers, Trustees, and Other Nominees Call Collect: (203) 658-9400

Email: SQFT@investor.MorrowSodali.com

About Presidio Property Trust, Inc.

Presidio is an internally managed real estate investment trust with holdings in model home properties, which are triple net leased to homebuilders, and office, industrial, and retail properties. Presidio’s model homes are leased to homebuilders located in Arizona, Illinois, Texas, Wisconsin, and Florida. Presidio’s office, industrial, and retail properties are located primarily in Colorado, with properties also located in Maryland, North Dakota, Texas, and Southern California. Presidio also owns approximately 6.5% of the outstanding common stock of Conduit Pharmaceuticals Inc., a disease agnostic multi-asset clinical-stage life science company providing an efficient model for compound development. For more information on Presidio, please visit Presidio’s website at https://www.PresidioPT.com.

Important Additional Information And Where To Find It

This communication is being made in connection with Presidio’s upcoming 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”). On May 10, 2024, Presidio filed a definitive proxy statement on Schedule 14A and an accompanying proxy card with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from Presidio’s stockholders in connection with the matters to be considered at the 2024 Annual Meeting. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED BY PRESIDIO WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, the accompanying proxy card, and other documents filed by Presidio with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Investor Relations section of Presidio’s corporate website at www.presidiopt.com, by writing to Presidio’s Secretary at Presidio Property Trust, Inc., 4995 Murphy Canyon Road, Suite 300, San Diego, California 92123, or by contacting Presidio at (760) 471-8536.

Participants in the Solicitation

Presidio, members of our Board of Directors and certain of our executive officers are “participants” in the solicitation of proxies from Presidio’s stockholders in connection with the 2024 Annual Meeting. Information regarding Presidio’s Board of Directors and executive officers and their respective interests in Presidio, by security holdings or otherwise, is set forth in Presidio’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 16, 2024, as amended on April 17, 2024 and April 26, 2024. To the extent such ownership interests have changed since such filings, such changes are reflected in the definitive proxy statement for the 2024 Annual Meeting that Presidio filed with the SEC on May 10, 2024. Security holders may obtain free copies of these documents as described above.